News

Exhibit: 99.1

Contact:
Dennis C. Fabro
Senior Vice President,
Investor Relations
(312) 798-6290

Trizec Reports First Quarter 2005 Results

     CHICAGO, May 5, 2005 — Trizec Properties, Inc. (NYSE: TRZ), today reported financial and operating results for the first quarter ended March 31, 2005.

     The Company reported funds from operations available to common stockholders (“FFO”) of $69.8 million, or $0.45 per diluted share, for the first quarter of 2005, compared to $82.7 million, or $0.54 per diluted share, for the same period a year earlier.

     The GAAP measurement most directly comparable to FFO is net income available to common stockholders. The attached financial information contains the reconciliation between FFO and net income available to common stockholders.

     For the first quarter of 2005, net income available to common stockholders totaled $25.3 million, or $0.16 per diluted share. This compares to net income available to common stockholders of $83.3 million, or $0.55 per diluted share, for the first quarter of 2004, which included a net gain on disposition of real estate of $47.2 million, or $0.31 per diluted share.

     For the three months ended March 31, 2005, FFO and net income available to common stockholders included a property tax settlement of $4.3 million recorded in discontinued operations. In the first quarter 2004, FFO and net income available to common stockholders included a net benefit of approximately $12 million, or $0.08 per diluted share, primarily due to lease termination fees from the Company’s former retail operations, a foreign currency exchange gain, a decrease in compensation accruals and other income from discontinued operations offset by a derivative loss.

     The weighted average number of diluted shares of common stock outstanding used to compute net income available to common stockholders and FFO per share for the quarter ended March 31, 2005 totaled 155,122,317 compared to 152,767,608 in the first quarter of 2004. The increase in diluted shares outstanding was mainly attributable to the exercise of 1.85 million warrants and options during the quarter that generated proceeds to the Company totaling $27.3 million.

     Tim Callahan, Trizec’s President and Chief Executive Officer commented, “Trizec’s first quarter results reflect solid progress on both our financial and operating goals for the year. As

Trizec Properties, Inc.	T: (312) 798-6000
10 South Riverside Plaza, Suite 1100	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

Trizec Reports First Quarter 2005 Results

the economic expansion continues to gain traction, we expect office market conditions to improve gradually throughout the year. Meanwhile, Trizec enters 2005 with a strong balance sheet and focused office portfolio allowing us to pursue strategic transaction and leasing opportunities.”

     The financial statements for the three months ended March 31, 2004 included in this release and the attached financial information below have been restated to reflect the Company’s properties that have been classified as discontinued operations since January 1, 2004, in accordance with generally accepted accounting principles (GAAP). Such reclassification, however, does not impact the net income available to common stockholders for the three months ended March 31, 2004 as previously reported.

     First quarter 2005 total revenues were $187.2 million, compared to $173.8 million during the three months ended March 31, 2004. This increase was primarily due to the revenues from properties that were acquired during the last two quarters of 2004 and an increase in same-property average occupancy compared to the first quarter of 2004.

     Office lease termination fees, including those from discontinued operations and the Company’s pro rata share of such fees from unconsolidated joint ventures, totaled $2.3 million for the quarter ended March 31, 2005, compared to $1.5 million reported in the first quarter of 2004.

     During the first quarter of 2005, the Company leased 1.6 million square feet of space in its office portfolio with an average lease term of 9.4 years. The average gross rental rate on leases executed in the quarter was $25.44 per square foot compared to $26.26 per square foot on leases that expired during the quarter. At March 31, 2005, occupancy was 88.3 percent for the Company’s owned area, which includes its consolidated properties and its pro rata share of unconsolidated joint ventures. Occupancy based on total area, which includes 100 percent of its consolidated properties and 100 percent of its unconsolidated joint ventures, was 88.0 percent at March 31, 2005, with consolidated properties at 88.6 percent and unconsolidated joint venture properties at 85.7 percent.

     Office property revenues less office property expenses (including straight-line rent and excluding termination fees) decreased by 0.9 percent on a same-property basis compared to the first quarter of 2004, primarily due to a 7.0 percent increase in same-property expenses, partially offset by higher property revenue due to increased same-property average occupancy of 1.3 percent.

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Trizec Reports First Quarter 2005 Results

Highlights for the first quarter 2005:

▪	On February 22, announced the completion of a 15-year lease extension with prominent international law firm Fried, Frank, Harris, Shriver & Jacobson, LLP at One New York Plaza. Under the lease agreement, which will extend through February 2024, the firm will expand its space from approximately 338,000 square feet to approximately 380,000 square feet.

▪	On February 22, announced the approval of Morgan Stanley’s 450,000-square-foot sublease agreement with existing tenant Wachovia at One New York Plaza. The term of the sublease runs through December 2014, which is the remaining term of the Wachovia lease.

▪	On January 4, announced the appointment of Brian K. Lipson as Executive Vice President and Chief Investment Officer.

Subsequent to the end of the first quarter 2005:

▪	On April 28, acquired 1200 K Street, N.W., a 389,000-square-foot office property located in Washington, D.C. for $190 million. Completed in 1992, the fully occupied property is a twelve-story, Class A building located in the East End submarket of Washington’s central core.

▪	On April 21, Trizec and its joint venture partners, the JBG Companies and CIM Group commenced construction of Waterview, a one-million-square-foot mixed-use development that will include two 300 foot high towers in Rosslyn, Va. The 633,000 square foot, 24-story office building has been leased by The Corporate Executive Board for 20 years. Another 29-story tower will feature 136 condominium residences and a 155 room hotel.

▪	On April 6, sold Shoreline Square, a 383,000-square-foot office building in Long Beach, California, for $87.4 million. The Company expects to recognize a gain on disposition of approximately $21 million during the second quarter of 2005 related to this sale.

     Trizec reiterated its FFO guidance for 2005 to be in the range of $1.60 to $1.70 per diluted share. Trizec now expects guidance for 2005 net income available to common stockholders, which is calculated in accordance with GAAP, to be in the range of $0.59 to $0.67 per diluted share, reflecting the gain on disposition of Shoreline Square which is estimated to be $0.14 per diluted share. The reconciliation of the projected FFO available to common stockholders per diluted share to projected net income available to common stockholders per diluted share is set forth in the attached financial information.

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Trizec Reports First Quarter 2005 Results

     Trizec Properties will conduct a conference call today, May 5, from 10:00 a.m. to 11:30 a.m. Central Time, to discuss first quarter 2005 results and other current issues. To participate in the call, please dial (877) 626-0598 from Canada and the U.S., or (706) 679-1441 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties web site, www.trz.com, via hyperlink. To listen to the live webcast, please visit the web site at least 15 minutes beforehand in order to download and install any necessary audio software.

     A replay of the call will be available for 15 business days by dialing (800) 642-1687 or (706) 645-9291 and entering the pass code 5308407. A replay of this call will be available online at the Company’s web site and at various financial web portals.

     Consolidated financial information is attached. In addition, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s web site, www.trz.com. The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.

     Trizec Properties, Inc., a real estate investment trust (REIT) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. The Company has ownership interests in and manages a high-quality portfolio of 52 office properties totaling approximately 37 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com or call toll free at (800) 891-7017.

This release contains forward-looking statements, within the meaning of the federal securities laws, relating to our business and financial outlook which are based on our current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. We intend these forward-looking statements, which are not guarantees of future performance and financial condition, to be covered by the safe harbor provisions for forward-looking statements contained in the federal securities laws. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described under “Item 1. Business – Risk Factors” in our 2004 Form 10-K, filed with the Securities and Exchange Commission. These factors include, without limitation, the following: changes in national and local economic conditions, including those economic conditions in our seven core markets; the extent, duration and strength of any economic recovery; our ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; our ability to sell our non-core office properties in a timely manner; our ability to acquire office properties selectively in our core markets; our ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; Canadian tax laws that affect treatment of investment in U.S. real estate companies; the

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Trizec Reports First Quarter 2005 Results

competitive environment in which we operate; the cost and availability of debt and equity financing; the effect of any impairment charges associated with changes in market conditions; the sale or other disposition of shares of our common stock owned by Trizec Canada Inc.; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

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Consolidated Balance Sheets (unaudited)

	March 31	December 31
$ in thousands, except per share amounts	2005	2004

Assets
Real estate	$4,344,121	$4,335,159
Less: accumulated depreciation	(641,384)	(619,010)

Real estate, net	3,702,737	3,716,149
Cash and cash equivalents	157,196	194,265
Escrows and restricted cash	87,655	83,789
Investment in unconsolidated real estate joint ventures	118,574	119,641
Office tenant receivables (net of allowance for doubtful accounts of $5,182 and $6,677 at March 31, 2005 and December 31, 2004, respectively)	11,233	9,306
Deferred rent receivables (net of allowance for doubtful accounts of $954 and $831 at March 31, 2005 and December 31, 2004, respectively)	140,013	137,561
Other receivables (net of allowance for doubtful accounts of $2,618 and $2,473 at March 31, 2005 and December 31, 2004, respectively)	9,265	9,914
Deferred charges (net of accumulated amortization of $74,277 and $68,802 at March 31, 2005 and December 31, 2004, respectively)	116,057	115,669
Prepaid expenses and other assets	136,175	139,118

Total Assets	$4,478,905	$4,525,412

Liabilities and Stockholders’ Equity

Liabilities
Mortgage debt and other loans	$2,035,178	$2,069,282
Unsecured credit facility	150,000	150,000
Trade, construction and tenant improvements payables	26,627	25,386
Accrued interest expense	9,787	8,116
Accrued operating expenses and property taxes	63,719	86,713
Other accrued liabilities	129,231	135,201
Dividends payable	32,247	32,407
Taxes payable	38,017	51,406

Total Liabilities	2,484,806	2,558,511

Commitments and Contingencies	—	—

Minority Interest	7,196	7,348

Special Voting and Class F Convertible Stock	200	200

Stockholders’ Equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, none issued and outstanding	—	—
Common stock, 500,000,000 shares authorized, $0.01 par value, 154,113,347 and 152,164,471 issued at March 31, 2005 and December 31, 2004, respectively, and 154,081,733 and 152,132,857 outstanding at March 31, 2005 and December 31, 2004, respectively	1,541	1,521
Additional paid in capital	2,240,792	2,211,545
Accumulated deficit	(238,707)	(232,965)
Treasury stock, at cost, 31,614 shares at March 31, 2005 and December 31, 2004, respectively	(415)	(415)
Unearned compensation	(805)	(798)
Accumulated other comprehensive loss	(15,703)	(19,535)

Total Stockholders’ Equity	1,986,703	1,959,353

Total Liabilities and Stockholders’ Equity	$4,478,905	$4,525,412

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Consolidated Statements of Operations (unaudited)

	For the three months ended
	March 31
$ in thousands, except per share amounts	2005	2004

Revenues
Rentals	$131,142	$122,452
Recoveries from tenants	27,490	25,584
Parking and other	26,990	22,653
Fee income	1,610	3,147

Total Revenues	187,232	173,836

Expenses
Operating	63,597	59,881
Property taxes	23,356	19,287
General and administrative	9,008	4,277
Depreciation and amortization	41,339	34,599

Total Expenses	137,300	118,044

Operating Income	49,932	55,792

Other Income (Expense)
Interest and other income	1,215	955
Foreign currency exchange gain	—	3,340
(Loss) Gain on early debt retirement	(14)	246
Recovery on insurance claims	—	206
Interest expense	(35,692)	(36,347)
Derivative loss	—	(2,011)
Lawsuit settlement	760	94

Total Other Expense	(33,731)	(33,517)

Income before Income Taxes, Minority Interest, Income from Unconsolidated Real Estate Joint Ventures, Discontinued Operations and Gain on Disposition of Real Estate, Net	16,201	22,275
Provision for income and other corporate taxes, net	(421)	(1,490)
Minority interest	(35)	(1,079)
Income from unconsolidated real estate joint ventures	4,073	6,239

Income from Continuing Operations	19,818	25,945

Discontinued Operations
Income from discontinued operations	6,471	11,495
Gain on disposition of discontinued real estate, net	207	32,396

Income Before Gain on Disposition of Real Estate, Net	26,496	69,836
Gain on disposition of real estate, net	—	14,771

Net Income	26,496	84,607

Special voting and Class F convertible stockholders’ dividends	(1,209)	(1,304)

Net Income Available to Common Stockholders	$25,287	$83,303

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Consolidated Statements of Operations (continued) (unaudited)

	For the three months ended
	March 31
$ in thousands, except per share amounts	2005	2004

Earnings per common share
Income from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.12	$0.26
Diluted	$0.12	$0.26

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.17	$0.55
Diluted	$0.16	$0.55

Weighted average shares outstanding
Basic	153,090,527	151,124,515
Diluted	155,122,317	152,767,608

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Earnings Per Share Calculation (unaudited)

	For the three months ended
	March 31
$ in thousands, except per share amounts	2005	2004

Numerator:

Income from continuing operations	$19,818	$25,945
Gain on disposition of real estate, net	—	14,771
Less: Special voting and Class F convertible stockholders’ dividends	(1,209)	(1,304)

Income from Continuing Operations Available to Common Stockholders	18,609	39,412

Discontinued operations	6,678	43,891

Net Income Available to Common Stockholders	$25,287	$83,303

Denominator:

Weighted average shares outstanding

Basic	153,090,527	151,124,515
Effect of dilutive securities	2,031,790	1,643,093

Diluted	155,122,317	152,767,608

Basic Earnings per Common Share
Income from continuing operations available to common stockholders	$0.12	$0.26
Discontinued operations	0.04	0.29

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding - Basic	$0.17	$0.55

Diluted Earnings per Common Share
Income from continuing operations available to common stockholders	$0.12	$0.26
Discontinued operations	0.04	0.29

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding - Diluted	$0.16	$0.55

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Reconciliation of Funds from Operations (unaudited)

     Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as net income, computed in accordance with accounting principles generally accepted in the United States, or GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

     The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review funds from operations, along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. As discussed above, the Company computes funds from operations in accordance with current standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.

     The following tables set forth the reconciliation of the Company’s funds from operations from its net income available to common stockholders, both on an aggregate and per share basis, for the three months ended March 31, 2005 and 2004:

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Reconciliation of Funds from Operations (unaudited)

	For the three months ended
	March 31
$ in thousands, except per share amounts	2005	2004

Net income available to common stockholders	$25,287	$83,303

Add/(deduct):
Gain on disposition of real estate, net	—	(14,771)
Gain on disposition of discontinued real estate, net	(207)	(32,396)
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	44,733	46,593

Funds from operations available to common stockholders	$69,813	$82,729

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Reconciliation of Funds from Operations per Share, Basic (unaudited)

	For the three months ended
	March 31
$ in thousands, except per share amounts	2005	2004

Net income available to common stockholders	$0.17	$0.55

Add/(deduct):
Gain on disposition of real estate, net	—	(0.10)
Gain on disposition of discontinued real estate, net	—	(0.21)
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.29	0.31

Funds from operations available to common stockholders per weighted average common share outstanding – basic (a)	$0.46	$0.55

Weighted average shares outstanding – basic	153,090,527	151,124,515

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- basic may not total the sum of the per share components in the reconciliation due to rounding.

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Reconciliation of Funds from Operations per Share, Diluted (unaudited)

	For the three months ended
	March 31
$ in thousands, except per share amounts	2005	2004

Net income available to common stockholders	$0.16	$0.55

Add/(deduct):
Gain on disposition of real estate, net	—	(0.10)
Gain on disposition of discontinued real estate, net	—	(0.21)
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.29	0.30

Funds from operations available to common stockholders per weighted average common share outstanding – diluted (a)	$0.45	$0.54

Weighted average shares outstanding – diluted	155,122,317	152,767,608

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- diluted may not total the sum of the per share components in the reconciliation due to rounding.

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Earnings and FFO per Share Guidance (unaudited)

     The following table shows the Company’s guidance on FFO per diluted share and net income available to common stockholders per diluted share for 2005.

	Full Year 2005
	Low	—	High
Projected net income available to common stockholders (diluted) [1]	$0.59	—	$0.67

Add/(deduct):
Projected gain on disposition of discontinued real estate, net [1]	(0.14)	—	(0.14)
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures	1.15	—	1.17

Projected FFO available to common stockholders (diluted) [1]	$1.60	—	$1.70

(1)	The guidance for 2005 net income available to common stockholders and FFO reflects the projected gain on disposition of Shoreline Square but does not reflect any additional estimates for future gains or losses on the possible disposition of real estate. The guidance also does not include any possible future provision for loss or recovery of provision for loss on real estate. The Company is not able to assess at this time whether or not such future gains or losses, or provision for loss or recovery of provision for loss, will be recognized during 2005.

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